UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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☐ Preliminary Proxy Statement
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☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12
Ellington Credit Company

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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**** REMINDER NOTICE - IMPORTANT ****
**** PLEASE VOTE TODAY****
VOTE IN UNDER 1 MINUTE BY FOLLOWING THE INSTRUCTIONS ENCLOSED IN THIS PACKAGE
The Two Leading Independent Proxy Advisory Firms, ISS and Glass Lewis, Along with the Company’s Board of Trustees, Recommend that Ellington Credit Company Shareholders Vote “FOR” All Proposals
Dear Ellington Credit Company Shareholder:
Enclosed you will find proxy materials relating to Ellington Credit Company’s Annual Meeting of Shareholders, which has been postponed.
Because we have not yet heard from you, we are sending you this reminder notice and ask that you vote your shares today, and to vote “FOR” all proposals in accordance with the recommendation of the two leading independent proxy firms, ISS and Glass Lewis, and the Board of Trustees. As a shareholder, you have the right to vote by mail, over the Internet, or by telephone, and we are asking you to do so today to ensure that your vote is counted. Instructions on how to vote over the telephone or Internet are enclosed in this package.
Your shares cannot be represented at the Annual Meeting for purposes of allowing Ellington Credit Company to convert to a 1940 Act fund unless you either sign and return the enclosed voting form or vote by telephone or over the Internet.
Thank you for your investment in Ellington Credit Company and for voting your shares. If you have questions or need help voting your shares, please call our proxy solicitation firm, Sodali & Co LLC at 1-800-662-5200.
Sincerely yours,
Laurence Penn
Chief Executive Officer